Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
Chancellor Corporation

We consent to the incorporation by reference in Registration Statements Nos. 2-97816 and 33-8656 of Chancellor Corporation on Form S-8, as amended, of our report dated April 11, 1997 (except for Note Q which is as of May 19, 1997) appearing in this Annual Report on Form 10-K of Chancellor Corporation for the year ended December 31, 1996.

















/s/ REZNICK FEDDER & SILVERMAN
Boston, Massachusetts
May 30, 1997